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L.J.(Jim) Blattman
Senior Manager
Technology Banking Group
Royal Bank of Canada
90 Sparks Street
Ottawa, Ontario K1P 5T6
Tel:  613-564-4898
Fax:  613-564-4527
jimblattman@royalbank.e-mail.com

April 11, 1997

Private & Confidential
----------------------

Gandalf Technologies Inc.
130 Colonnade Road South
Nepean, Ontario
K2E 7M4

Attention:    Mr. Walter R. MacDonald
              Vice-President, Finance & CFO
              -----------------------------
Dear Sirs:

We refer to the letter agreement dated June 11, 1996 detailing a Credit Facility made available to Gandalf Technologies Inc. by Royal Bank of Canada (the "Agreement") and to a waiver letter dated November 6, 1996 in relation thereto (the "First Waiver") and a waiver letter dated February 7, 1997 (the "Second Waiver").

The Second Waiver having expired March 31, 1997, the Borrower is in default of the Agreement beginning April 1, 1997, which default continues to this day, and has advised the Bank of its inability to remedy the defaults in relation to Sections 23 (a), (b), (c) and 24 (h). While the bank does not waive its rights in respect of such defaults, it agrees to tolerate the defaults subject to the following conditions:

     1. Section 2 paragraphs (1), (2c) and (2d) of the Agreement are hereby withdrawn.
     2.  Section 3 paragraph (1) of the Agreement is reduced to nil.
     3.  Section 3 paragraph (2a) of the Agreement is reduced to US $10,000,000.
     4. The borrowing spreads detailed in Section 6 paragraphs (2a) and (2b) of the Agreement are increased to 1.75%.
     5. The Borrower will provide to the Bank, by Tuesday of each week commencing immediately, with evidence of compliance with the Margin Requirement together with supporting documentation as required.
     6. Acceptance of similar terms and conditions by GDCL as outlined above with respect to a credit facility extended to GDCL by the Bank's office in London, England, including a reduction in said facility to a maximum of (pound)2,500,000.
     7. Payment of a risk premium of US $25,000 commencing April 1, 1997 and monthly thereafter.


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This  tolerance  is  granted  only for the  aforementioned  defaults  and may be rescinded on ten days written notice or, in the event of an unauthorized breach of the Margin Requirements, without notice.

All other terms and conditions of the Agreement remain unchanged.

Please confirm your acceptance by signing and returning the enclosed copy of this letter no later that April 16, 1997.

Yours truly,
S/J.L. (JIM) BLATTMAN
---------------------
J.L. (Jim) Blattman